Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE
CONTACT:    Joe Dorame, Joe Diaz & Robert Blum
            Lytham Partners, LLC
        602-889-9700

InfuSystem Appoints R. Rimmy Malhotra to the Board of Directors

Rochester Hills, Michigan, September 23, 2022 - InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, announced today the appointment of R. Rimmy Malhotra, a new independent director to InfuSystem’s Board of Directors, effective September 20, 2022. Mr. Malhotra will serve as a director until he stands for election at InfuSystem’s next Annual Shareholders meeting in May 2023.

Scott Shuda, Chairman of InfuSystem’s Board of Directors, said, “We are pleased to welcome Rimmy as a new independent director on InfuSystem’s Board. Rimmy first invested in the Company in 2012, and has an earned reputation as a particularly attentive shareholder. With his joining the Board, the Company will gain increased benefit from his perspective and insights, particularly regarding investments and capital allocation as we continue to execute on our long-term growth strategy.”

“I have long admired InfuSystem, and believe the Company has opportunity to significantly expand its business to the benefit of all stakeholders,” said Mr. Malhotra. He continued, “Managing through growth transitions is always a challenge, and this can be particularly trying for small public companies. I look forward to being part of the governance process at InfuSystem and doing my part to help the Company achieve its goals.”

Mr. Malhotra is the Founder of The Nicoya Fund LP, a private investment partnership. Mr. Malhotra currently serves as a Director and Vice Chairman of HireQuest Inc., an asset light staffing franchisor, since 2016. Since November 2019, Mr. Malhotra has been a member of the Board of Directors of Optex Systems Holdings, Inc., an optical systems manufacturer, and also sits on the board of Scotts Liquid Gold. Mr. Malhotra holds an MBA in Finance from The Wharton School and a Master’s degree in International Relations from the University of Pennsylvania where he is a Lauder Fellow. Mr. Malhotra holds undergraduate degrees in Computer Science and Economics from Johns Hopkins University.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, Wound Therapy and Lymphedema businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payer clients. The DME Services segment is comprised of direct payer rentals, pump and consumable sales, and biomedical services and repair. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts, Texas and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, our share repurchase program and capital allocation strategy, business plans, growth initiatives, objectives and prospects, future operating or financial performance, guidance and expected new business relationships and the terms thereof (including estimated potential revenue under new or existing contracts). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our ability to successfully execute on our growth initiatives, our ability to enter into definitive agreements for the new business relationships on expected terms or at all, our ability to generate estimated potential revenue amounts under new or existing contracts, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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